Exhibit 1.2

                                  Borden, Inc.


                                 Preferred Stock
 [If Depositary Shares are used, add the following--each share of which is to be represented
                          by ______ Depositary Shares]


                             Underwriting Agreement


                                                              New York, New York

To the Representatives
     named in Schedule I
     hereto of the Under-
     writers named in
     Schedule II hereto

Dear Sirs:

          Borden, Inc., a New Jersey corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), _____ shares of _____ Preferred Stock, $_____ stated value per share (the "Preferred Stock"), of the Company [If Depositary Shares are used, add the following--, each share of which is to be represented by _____ depositary shares (each a "Depositary Share" and, collectively, the "Depositary Shares") pursuant to the Deposit Agreement, dated as of ________, __, 1995, among the Company, ____________ and the holders from time to time of receipts, each representing a Depositary Share (a "Depositary Receipt")]. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements on such Form (the file number or numbers of which are set forth in Schedule I hereto), which have become effective, for the registration under the Act of the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares]. Such registration statement or statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(x) under the Act and comply in all other material respects with said


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                                                                              2

     Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement or statements relating to the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement or statements, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed pursuant to the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain


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                                                                               3


     an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that as to clauses (ii) and (iii)
                           --------  -------
     above, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the amount of Preferred Stock set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Preferred Stock pursuant to delayed delivery arrangements, the respective amounts of Preferred Stock to be purchased by the Underwriters shall be as set forth in Schedule II hereto less the respective amounts of Contract Securities (as defined below) determined as provided below. Preferred Stock to be purchased by the Underwriters is herein sometimes called the "Underwriters' Securities" and Preferred Stock to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called "Contract Securities".

          If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Preferred Stock from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"), substantially in the form of Schedule III hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the amount of Preferred Stock for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will enter into Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum amount set forth in Schedule I hereto and the aggregate amount of Contract Securities may not exceed the maximum aggregate amount set forth in
Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The amount of Preferred Stock to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total amount of Contract Securities as the amount of Preferred Stock set forth opposite the name of such Underwriter bears to the aggregate amount set forth in
Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total amount of Preferred Stock to be purchased by
- --------  -------
all Underwriters shall be the aggregate amount set forth in Schedule II hereto less the aggregate amount of Contract Securities.

          3.  Delivery and Payment.  Delivery of and payment for the Preferred
              --------------------
Stock shall be made at the office, on the date and at the time specified in
Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Preferred Stock being herein called the "Closing Date"). Delivery of the Preferred Stock shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in New York Clearing House (next day) funds. [If Depositary Shares are used, add the following--Pursuant to the Deposit Agreement, the Representatives, on behalf of the Underwriters, will deposit the shares of Preferred Stock represented by such certificates with the Depositary in exchange for the Depositary Receipts, which the Depositary will issue in definitive form, representing the Depositary Shares.] Certificates for the Preferred Stock [If Depositary Shares are used, add the following--and the Depositary Receipts] shall be registered in such names and in such denominations as the Representatives may request by written or facsimile communication to the Company [If Depositary Shares are used, add the following--and the Depositary] not less than three full business days in advance of the Closing Date.

          The Company agrees to have the Preferred Stock available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.  Agreements.  The Company agrees with the several Underwriters
              ----------
that:


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                                                                               5


          (a) Prior to the termination of the offering of the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares], the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
     (i) when the Final Prospectus and any supplement thereto shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for the qualification of the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the [If no Depositary Shares are used, add the following-- Preferred Stock][If Depositary Shares are used, add the following-- Depositary Shares] and will arrange for the determination of the legality of the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] for purchase by institutional investors.

          (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any preferred stock covered by the Registration Statement or any other registration statement filed under the Act.

          5.  Conditions to the Obligations of the Underwriters.  The
              -------------------------------------------------
obligations of the Underwriters to purchase the Preferred Stock shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to


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                                                                               7


the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus and any supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424.

          (b) The Company shall have furnished to the Representatives the opinion of the General Counsel of the Company, dated the Closing Date, to the effect that:

                 (i) each of the Company and its Significant Subsidiaries (as defined in Rule 405 under the Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to qualify would not have a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole;

                (ii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the Preferred Stock [If Depositary Shares are used, add the following--, the Depositary Shares], the Deposit Agreement and the Depositary Receipts conform to the descriptions thereof contained in the Final Prospectus; and the Preferred Stock is not subject to preemptive or similar rights arising by operation of law;

               (iii) [If Depositary Shares are used, add the following--the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principals of equity;] the Preferred Stock has been duly authorized by the Company and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement, in the case of the Underwriters' Securities, or by the


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                                                                               8


          purchasers thereof in accordance with Delayed Delivery Contracts, in the case of Contract Securities, will be validly issued, fully paid and nonassessable [If Depositary Shares are used, add the following--; the Depositary Shares representing the Preferred Stock have been duly authorized by the Company; and assuming the due execution by the Depositary of the Deposit Agreement and the execution by the Depositary and, if required by the Deposit Agreement, the Registrar for the Depositary Shares of the Depositary Receipts in accordance with the terms of the Deposit Agreement and upon the deposit by or on behalf of the Underwriters of the Preferred Stock with the Depositary pursuant to the Depositary Agreement, the Depositary Shares will represent legal and valid interests in the Preferred Stock, and the Depositary Receipts will constitute valid evidence of such interests in the Preferred Stock and will be entitled to the benefits of the Deposit Agreement;]

                (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                 (v) the Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (vi) this Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

               (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein [If Depositary Shares are used, add the following--, in the Deposit Agreement] or in any Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Preferred Stock [If Depositary Shares are used, add the following--and the Depositary Shares, respectively] by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

              (viii) neither the issue and sale of the Preferred Stock nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof [If Depositary Shares are used, add the following--, or of the Deposit Agreement] or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under (A) the charter or by-laws of the Company or (B) the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or (C) any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (B) and
          (C), for any such conflict, breach or default which would not have, individually or in the aggregate, a material adverse affect on the Company and its Significant Subsidiaries, taken as a whole; and

                (ix) no holders of securities of the Company have rights to the registration of the Preferred Stock [If Depositary Shares are used, add the following--or the Depositary Shares] under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New Jersey or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

          (c) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Preferred Stock [If Depositary Shares are used, add the following--and the Depositary Shares, respectively], any Delayed Delivery Contracts, [If Depositary Shares are used, add the following--the Deposit Agreement,] the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (e) The Company shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of Price Waterhouse LLP, or such other independent accountants acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date,
     (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter (the "initial letter") delivered to the Representatives concurrently with the execution of this Agreement and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] as contemplated by the Registration Statement and the Final Prospectus.

          (g) If the [If no Depositary Shares are used, add the following-- Preferred Stock is][If Depositary Shares are used, add the following-- Depositary Shares are] to be listed on any stock exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the [If no Depositary Shares are used, add the following-- Preferred Stock][If Depositary Shares are used, add the following-- Depositary Shares] with such stock exchange and the Company has no reason to believe that the [If no Depositary Shares are used, add the following-- Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (i) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          6.  Reimbursement of Underwriters' Expenses.  If the sale of the
              ---------------------------------------
Preferred Stock provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Preferred Stock [If Depositary Shares are used, add the following--and the Depositary Shares, respectively].

          7.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Preferred Stock as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final

Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will
                                    --------  -------
not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares] to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7,
notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided,
                                                                      --------
however, that if the defendants in any such action include both the indemnified
- -------
party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel (in addition to local counsel) referred to in such clause (i) or (iii).

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the

Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

          8.  Default by an Underwriter.  If any one or more Underwriters shall
              -------------------------
fail to purchase and pay for any of the Preferred Stock agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Preferred Stock set forth opposite their names in Schedule II hereto bears to the aggregate amount of Preferred Stock set forth opposite the names of all the remaining Underwriters) the Preferred Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event
                                            --------  -------
that the aggregate amount of Preferred Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Preferred Stock set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Preferred Stock, and if such nondefaulting Underwriters do not purchase all the Preferred Stock, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          9.  Termination.  This Agreement shall be subject to termination in
              -----------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Preferred Stock, if prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the [If no Depositary Shares are used, add the following--Preferred Stock][If Depositary Shares are used, add the following--Depositary Shares].

          10.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Preferred Stock. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 180 East Broad Street, Columbus, Ohio 43215, attention of the Chief Financial Officer.

          12.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          13.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        Borden, Inc.


                                        By: _______________________________
                                            Name:
                                            Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.


By: [Representatives]

By: [Lead Manager or Underwriter]


By: ________________________
    Name:
    Title:

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated

Registration Statements No.

Representatives:


Title, Purchase Price and Description of Securities:

     Title:

     Amount:

     Purchase price and currency:

     Redemption provisions:

     Other provisions:

Closing Date, Time and Location:

Delayed Delivery Arrangements:

     Fee:

     Minimum amount of each contract:

     Maximum aggregate amount of all contracts:

                                   SCHEDULE II

                                                         Amount
                                                   of Preferred Stock
                    Underwriter                      to be Purchased
                    -----------                   --------------------






















Total .................................           $___________
                                                   ===========

                                  SCHEDULE III


                            Delayed Delivery Contract


                                                                            , 19


[Insert name and address
 of lead Representative]


Dear Sirs:

          The undersigned hereby agrees to purchase from Borden, Inc. (the "Company"), and the Company agrees to sell to the undersigned, on ________, 19__, (the "Delivery Date"), _______ shares of the Company's ____________________ (the "Preferred Stock") [If Depositary Shares are used, add the following--, which are to be deposited with ___________________ (the "Depositary") pursuant to a Deposit Agreement, dated as of __________ __, 1995, between the Company and the Depositary (the "Deposit Agreement"), in exchange for depositary shares, each representing a one-______ interest in a share of Preferred Stock (the "Depositary Shares")]. The [If no Depositary Shares are used, add the following--Preferred Stock is][If Depositary Shares are used, add the following--Depositary Shares are] offered by the Company's Prospectus dated ________, 19__, and related Prospectus Supplement dated ________, 19__, receipt of a copy of which is hereby acknowledged, at a purchase price of $_________ per share of Preferred Stock, and on the further terms and conditions set forth in this contract.

          Payment for the Preferred Stock to be purchased by the undersigned shall be made on or before 11:00 A.M., New York City time, on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned.

          [If no Depositary Shares are used, add the following--On the Delivery Date, the Company will deliver to the undersigned the Preferred Stock in definitive fully registered form and in such authorized amounts and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Preferred Stock will be registered in the name of the undersigned and issued in a single certificate.]

          [If Depositary Shares are used, add the following--On the Delivery Date, the Company will deliver to the undersigned a certificate representing shares of Preferred Stock in definitive form registered in the name of the undersigned. Pursuant to the

Deposit Agreement, the undersigned will deposit the shares of Preferred Stock represented by such certificate with the Depositary in exchange for the Depositary Shares, which the Depositary will issue in definitive form registered in such name or names as the undersigned may request by written or telegraphic communication addressed to the Company and the Depositary not less than five full business days prior to the Delivery Date. If no request is received, the Depositary Shares will be registered in the name of the undersigned and issued in a single certificate.]

          The obligation of the undersigned to take delivery of and make payment for the Preferred Stock on the Delivery Date, and the obligation of the Company to sell and deliver the Preferred Stock on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of the Preferred Stock to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such amount of the Preferred Stock as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus and Prospectus Supplement mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Preferred Stock, and the obligation of the Company to cause the Preferred Stock to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Preferred Stock pursuant to other contracts similar to this contract.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.


                                      III-2

          This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,


__________________________________
     (Name of Purchaser)


By________________________________
  (Signature and Title of Officer)


__________________________________
          (Address)

Accepted:

Borden, Inc.


By________________________
  (Authorized Signature)


                                      III-3